UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2014 (August 25, 2014)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014 (the “Grant Date”), the Board of Trustees of Glimcher Realty Trust (the “Registrant”) approved, upon the recommendation and approval of the Executive Compensation Committee, a special retention award (the “Retention Award”) to Michael P. Glimcher, Chairman of the Board & Chief Executive Officer of the Registrant (the “Executive”), consisting of (i) 314,748 restricted shares (the “Awarded Shares”) of the Registrant’s common stock of beneficial interest, $0.01 par value per share, under the Glimcher Realty Trust’s 2012 Incentive Compensation Plan and (ii) an increase in the Executive’s annual bonus potential under the GRT 2014 Executive Bonus Plan from 100% of base salary to 125% of base salary if target performance levels are achieved.

The Awarded Shares have transfer and forfeiture restrictions that will lapse for all Awarded Shares on the earlier of (i) the five year anniversary of the Grant Date, provided the Executive remains continuously employed by the Registrant (or any of its affiliates) and (ii) termination of the Executive’s employment following a Change in Control by Registrant (other than for “Cause”) or by the Executive for “Good Reason”.  The Executive will be the record owner of their respective Awarded Shares, and will have all rights of a common shareholder, including the right to vote the Awarded Shares and to receive distributions with respect to the Awarded Shares.

The Executive Compensation Committee and Board approved the Retention Award both to reward the Executive’s past leadership and performance and to provide the Executive a significant retention incentive in the future. The Retention Award was approved by the Executive Compensation Committee upon the recommendation of the Committee’s independent compensation consultant following delivery of an Executive Compensation Review as of July 2014 that had been commissioned by the Committee upon conclusion of the 2014 proxy season. The last such comprehensive review had been commissioned by the Committee in 2010. The Executive Compensation Review indicated that the Executive’s total compensation trailed the median compensation of chief executive officers in the Registrant’s proxy peer group significantly, particularly with respect to the Executive’s annual bonus opportunity and long-term incentive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

/s/ George A. Schmidt
George A. Schmidt
Date: August 28, 2014	Executive Vice President, General Counsel and Secretary